UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

As previously reported, on August 16, 2017, United Rentals (North America), Inc. (“URNA”), a Delaware corporation and wholly owned subsidiary of United Rentals, Inc. (“URI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neff Corporation, a Delaware corporation (“Neff”) and UR Merger Sub III Corporation, a Delaware corporation and wholly owned subsidiary of URNA (“Merger Sub”). On October 2, 2017, pursuant to the Merger Agreement, Merger Sub was merged with and into Neff (the “Merger”), with Neff as the surviving corporation in the Merger and becoming a wholly owned subsidiary of URNA. Following the Merger, URNA intends to take steps to merge Neff and its subsidiaries into URNA, with URNA continuing as the surviving corporation of these mergers.

Merger Consideration

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of Neff (the “Class A Common Stock”), including those shares issued in exchange for all of the Common Units (the “LLC Units”) in Neff Holdings LLC (“Holdings”) held by Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. and for all of the LLC Units held by the holders of options to purchase LLC Units granted by Holdings (other than Class A Common Stock held in treasury by Neff, owned directly or indirectly by URNA or any of its subsidiaries or with respect to which appraisal rights under Delaware law are properly perfected and not withdrawn) was cancelled and converted into the right to receive an amount of cash equal to $25.00 in accordance with the Merger Agreement.

Treatment of Company Equity Awards

At the Effective Time, each outstanding option to purchase shares of Class A Common Stock (the “Company Stock Options”) was cancelled and ceased to be outstanding and the holder of such Company Stock Option was entitled to receive (i) in the case of each unvested Company Stock Option, a substitute stock option on the same terms to purchase URI common stock and (ii) in the case of each vested Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

At the Effective Time, each restricted stock unit award in respect of shares of Class A Common Stock that was outstanding as of the Effective Time granted by Neff, whether vested or unvested (each, a “Company Restricted Stock Unit Award”) was cancelled and ceased to be outstanding and the holder of such Company Restricted Stock Unit Award was entitled to receive: (i) in the case of each unvested Company Restricted Stock Unit Award, time-vesting restricted stock units of URI common stock equal to the product of (x) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was unvested as of immediately prior to the Effective Time and (y) the Exchange Ratio (as defined in the Merger Agreement); and (ii) in the case of each vested Company Restricted Stock Unit Award, an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to URI and URNA’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on August 17, 2017 and incorporated herein by reference.

Item 8.01.                                        Other Events.

On October 2, 2017, URI issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

2.1          Agreement and Plan of Merger, dated as of August 16, 2017, by and among United Rentals (North America), Inc., UR Merger Sub III Corporation and Neff Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 17, 2017).

99.1        Press Release issued by United Rentals, Inc., dated October 2, 2017.

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of August 16, 2017, by and among United Rentals (North America), Inc., UR Merger Sub III Corporation and Neff Corporation. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 17, 2017).

99.1	Press Release issued by United Rentals, Inc., dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 2, 2017

UNITED RENTALS, INC.

By:	/S/ Craig A. Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President — Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/S/ Craig A. Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President — Chief Administrative and Legal Officer